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                                                                  EXHIBIT 23.02

              CONSENT OF ERNST & YOUNG LLP. INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-366110, 33-43025, 33-45001, 33-48371, 33-53913, 333-18963,
333-27109, 333-34599, 333-40047, 333-61029, 333-65529 and 333-71717) of our
report dated January 21, 1997, with respect to the year ended December 31, 1996 consolidated financial statements of Cooper & Chyan Technology, Inc. included in Cadence Design Systems, Inc. Annual Report (Form 10-K) for the year ended January 2, 1999, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Palo Alto, California
April 2, 1999